Exhibit 23.1


                       Consent of Independent Auditors


  We consent to the incorporation by reference in the Registration Statement on Form S-3 No. 333-66075 of BeautiControl, Inc. and in the related Prospectus and in the Registration Statements on Form S-8 No. 33-12005, 33-24363, 33-48626, 33-83500, 333-17479, and 333-69451 of
  our report dated December 30, 1999, except for Note G, as to which the date is February 14, 2000, with respect to the consolidated financial statements of BeautiControl, Inc. included in this Form 10-K for the year ended November 30, 1999.



  Dallas, Texas
  February 25, 2000